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Illinois Power Company
January 22, 1999
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                                                                       EXHIBIT 5

                       [Schiff Hardin & Waite Letterhead]


Robert J. Regan
(312) 258-5606


                                January 22, 1999



Illinois Power Company
500 S. 27th Street
Decatur, Illinois 62525-1805

              RE: $250,000,000 PRINCIPAL AMOUNT OF DEBT SECURITIES

Ladies and Gentlemen:

                  We are acting as counsel for Illinois Power Company (the "Company") in connection with the registration of an aggregate of $250,000,000 principal amount of debt securities, including the Company's New Mortgage Bonds (the "New Mortgage Bonds") or other debt securities (the "New Unsecured Debt") in one or more series. Each series of New Mortgage Bonds would be issued pursuant to the General Mortgage Indenture and Deed of Trust dated as of November 1, 1992 between the Company and Harris Trust and Savings Bank, as Trustee, and a supplemental indenture (the "New Mortgage Supplemental Indenture"), providing for the issuance of such series (the General Mortgage Indenture and Deed of Trust and all indentures supplemental thereto are collectively called the "New Mortgage"). Each series of New Unsecured Debt would be issued pursuant to the Indenture dated as of July 15, 1986 between the Company and The Chase Manhattan Bank, as Trustee, and a supplemental indenture (the "Unsecured Supplemental Indenture"), or a resolution duly adopted by the Board of Directors of the Company, providing for the issuance of such series.

                  As counsel for the Company, we have examined such corporate records of the Company and have made such inquiry and further investigation as we deemed necessary in order to enable us to render this opinion. We have assumed the continued exemption of the contemplated transactions from the requirements of the Public Utility Holding Company Act of 1935, as amended to date, the genuineness of all signatures, the authenticity of all documents submitted to us as original counterparts, and the conformity to the originals of all documents submitted to us as certified or photostatic copies.

                  Based upon the foregoing, we are of the opinion that:

                  1. The Company is a corporation validly organized and existing under and by virtue of the laws of the State of Illinois.

                  2. If the debt securities are New Mortgage Bonds, when the Registration Statement on Form S-3 relating to the New Mortgage Bonds and New Unsecured Debt (the "Registration Statement") has become effective and providing no stop order shall have been issued by the Securities and Exchange Commission relating thereto, and when the Illinois Commerce Commission shall have entered an order
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Illinois Power Company
January 22, 1999
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authorizing the execution and delivery of a New Mortgage Supplemental Indenture or New Mortgage Supplemental Indentures and the issuance and sale of one or more series of New Mortgage Bonds, and said order shall remain in effect, then upon the execution and delivery of the New Mortgage Supplemental Indenture or New Mortgage Supplemental Indentures and the issuance and sale of one or more series of the New Mortgage Bonds pursuant to the due authorization by the Board of Directors of the Company, such New Mortgage Bonds will be the legal and binding obligations of the Company, enforceable in accordance with their terms, subject to the due filing of the New Mortgage Supplemental Indenture or New Mortgage Supplemental Indentures relating thereto for record in the manner prescribed with respect to real estate mortgages and the issuance and sale of the New Mortgage Bonds thereunder before the intervention of any lien to which the New Mortgage is not expressly made subject, or not expressly excepted by the New Mortgage, and subject to the reservations, encumbrances and restrictions recited in the granting clause of, and as provided in, the New Mortgage or referred to in the Prospectus included in the Registration Statement under the subcaption "Security" under the caption "Description of the New Mortgage Bonds," and except as the legality, binding effect or enforceability of the New Mortgage Bonds may be limited or otherwise affected by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally, or (b) the application of general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                  3. If the debt securities are New Unsecured Debt, when the Registration Statement has become effective and providing no stop order shall have been issued by the Securities and Exchange Commission relating thereto, and when the Illinois Commerce Commission shall have entered an order authorizing the issuance and sale of New Unsecured Debt, and said order shall remain in effect, then upon the execution and delivery of the Unsecured Supplemental Indenture or Unsecured Supplemental Indentures (if applicable) and the issuance and sale of one or more series of the New Unsecured Debt pursuant to the due authorization by the Board of Directors of the Company, such New Unsecured Debt will be the legal and binding obligation of the Company enforceable in accordance with its terms, except as the legality, binding effect or enforceability of the New Unsecured Debt may be limited or otherwise affected by
(a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or similar laws affecting creditors' rights generally, or (b) the application of general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                  We hereby consent to the use of this opinion as an exhibit to the Registration Statement to be filed with the Securities and Exchange Commission under the Securities Act of 1933 and the reference to us under the caption "Legal Opinions" in the Prospectus contained in the Registration Statement.

                                            Very truly yours,

                                            SCHIFF HARDIN & WAITE



                                            By: /s/ Robert J. Regan
                                               -------------------------------
RJR:                                                Robert J. Regan